EXHIBIT 10-a-18



                   ACE HARDWARE CORPORATION
               EXECUTIVE BENEFIT SECURITY TRUST



  THIS TRUST AGREEMENT ( A AGREEMENT @ ) is made and entered into this 1st day of January 1995 by Ace Hardware Corporation, a Delaware corporation (the "Company"), and Harris Trust & Savings Bank, and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "Trustee"),

WITNESSETH:

  WHEREAS, the Company has adopted the Ace Hardware Corporation Long-Term Incentive Compensation Deferral Option Plan and the Ace Hardware Corporation Directors' Deferral Option Plan (the "Plans") for the benefit of a select group of management and/or highly compensated employees and directors of the Company; and

  WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

  WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to participants of the Plans and their beneficiaries in such manner and at such times as specified in the Plans; and

  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees and directors for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

  WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:



                           ARTICLE I
INTRODUCTION

1.01 The Trust, the Plans , Participants. This Agreement and the Trust hereby evidenced shall be known as the "Ace Hardware Corporation Executive Benefit Security Trust." The Trust is established for the benefit of employees and directors of the Company who are or become covered under the Plans and their beneficiaries, as determined in accordance with the provisions of the Plans, which employees, directors and beneficiaries are referred to as "Participants." However, the Participants shall not have any right or security interest in any specific asset of the Trust or beneficial ownership in or preferred claim on the assets of the Trust, it being understood that the assets of the Trust shall be available for the claims of the Company's creditors as provided in Article V and all rights created under the Plans or the Trust shall be unsecured contractual rights against the Company.

1.02 Status of Trust. The Trust is intended to constitute a grantor trust under Sections 671-678 of the Internal
     Revenue Code, as amended, and shall be construed accordingly.

     (a) Company hereby deposits with Trustee in trust $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. At any time or from time to time thereafter the Company may deliver to the Trustee additional funds or other property to be held, invested and distributed by the Trustee in accordance with the provisions of this Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in paragraph 5.01 herein.


1.03 Acceptance. The Trustee accepts the duties and obligations of the Trustee hereunder, agrees to accept delivery of property delivered to it by the Company pursuant to paragraph 1.02, and agrees to hold such property (and any proceeds from the investment of such property) in trust in accordance with this Agreement.

1.04 The Committee. The committee that is responsible for the administration of the Plans is the Committee appointed to administer the Plans pursuant to Article VI of the Plans. The Committee has certain powers, rights and duties under this Agreement as described below. An officer of the Company will certify to the Trustee from time to time the person or persons who are acting as the members of the Committee or who have been delegated the authority to act on behalf of the Committee. The Trustee may rely on the latest certificate received without further inquiry or verification.


                          ARTICLE II
                MANAGEMENT OF THE TRUST FUND

2.01 The Trust Fund. Unless the context clearly implies or indicates otherwise, the term "Trust Fund" as of any date means all property of every kind then held under this Agreement by the Trustee or any custodian.

2.02 Trustee's General Powers, Rights and Duties. With respect to the Trust Fund and subject only to the limitations expressly provided in this Agreement (including the powers reserved to the Committee or imposed by applicable law), the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this Agreement or by law:

     (a) When directed by the Committee, to invest and reinvest part or all of the Trust Fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, any common, commingled or collective trust funds or pooled investment funds described in paragraph 2.03, any interest bearing deposits held by any bank or similar financial institution, and any other real or personal property).

     (b) When directed by the Committee, to apply for, pay premiums on and maintain in force on the lives of some or all of the Participants individual, group term, universal or other life insurance policies ("Policies" or "Policy") to fund benefits under the Plans for Participants on whose lives the Policies are issued and containing such provisions as the Committee may approve or direct; to receive or acquire such a Policy from the Company or from the Participant on whose life the Policy is issued, but the Trustee may purchase a Policy only if the Trustee pays, transfers or otherwise exchanges for the Policy no more than the cash surrender value of the Policy and the Policy is not subject to a mortgage or similar lien which the Trustee would be required to assume; and to have with respect to Policies any rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such Policies.

     (c) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as Trustee) which the Trustee may select.

     (d) To manage, sell, insure and otherwise deal with all real and personal property held by the Trustee on such terms and conditions as the Trustee shall decide.

     (e) To vote stock and other voting securities personally or by proxy, to exercise subscription, conversion and other rights and options, to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other program or change affecting any property constituting a part of the Trust Fund, to hold or register any property from time to time in the Trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and, with the approval of the Committee, to borrow from anyone, including any bank acting as Trustee, to the extent permitted by law, such amounts from time to time as the Trustee considers desirable to carry out this Trust (and to mortgage or pledge all or part of the Trust Fund as security).

     (f) To make payments from the Trust Fund to provide benefits that have become payable under the Plans pursuant to paragraph 4.05 or that are required to be made to the creditors of the Company pursuant to paragraph 5.02.

     (g) To maintain in the Trustee's discretion any litigation the Trustee considers necessary in connection with the Trust Fund.

     (h) To withhold, if the Trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten (10) days prior to discharging any such liability with any amount so withheld the Trustee shall notify the Committee in writing of the Trustee's intent to do so.

     (i) To maintain records reflecting all receipts and payments under this Agreement and such other records as the Committee specifies and the Trustee agrees to, which records may be audited from time to time by the Committee or anyone named by the Committee.

     (j) To furnish periodic accounts to the Committee for such periods as the Committee may specify, showing all investments, receipts, disbursements and other transactions involving the Trust during the applicable period.

     (k) To furnish the Company with such information in the Trustee's possession as the Company may need for tax or other purposes.

     (l) To employ agents, attorneys, accountants, and other persons (who also may be employed by the Company or the Committee), to delegate discretionary powers to such persons, to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the acceptance thereof by each such person shall be in writing; and provided further that the Trustee may not delegate its responsibilities as to the management or control of the assets of the Trust Fund.

     (m) To perform all other acts which in the Trustee's judgment are appropriate for the proper management, investment and distribution of the Trust Fund.

     (n) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (o) Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

2.03 Collective Investment Trusts. The Trustee may invest Trust assets in any common, collective or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as Trustee) provided such investments are consistent with the investment guidelines agreed to in writing by the Company and the Trustee. To the extent that any Trust assets are invested in any such fund, the provisions of the documents under which such common, collective or commingled trust fund or pooled investment fund are maintained shall govern any investments therein and such provisions are hereby incorporated herein and made a part of this Agreement.


                          ARTICLE III
                MANNER OF ACTION OF THE COMMITTEE

The Committee members may act by meeting, or by writing signed without meeting, and may sign any document by signing one document or concurrent documents. Any written action in lieu of a meeting must be by unanimous consent of all disinterested members. An action of a majority of disinterested members at a meeting of the Committee shall be effective as if taken on or made by all Committee members. If a member of the Committee is a Participant, he/she may not decide or determine any matter or questions concerning any payments to be made to him/her from the Trust that he/she would not have the right to decide or determine if he/she were not a member of the Committee.


                          ARTICLE IV
                      GENERAL PROVISIONS

4.01 Restrictions on Reversion. The Company shall not have any right, title or interest in the assets of the Trust Fund, nor will any part of the assets of the Trust Fund revert or be repaid to the Company until all benefits due under the Plans have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05, except as follows:

     (a) The assets of the Trust shall be available for the claims of the Company's creditors under the circumstances specified in Article V;

     (b) If the Company ceases to maintain the Plans, any balance remaining in the Trust after all benefits have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05 shall revert to the Company;

     (c) Except in the event of a Change of Control (as defined below), upon the written request of the Committee at any time, the Trustee shall repay to the Company any excess assets (as defined below) in the Trust, provided that the Committee furnishes to the Trustee a certified statement of an independent actuary as to the then value of vested accrued benefits (as defined below) under the Plans. For these purposes, "excess assets" means any amount by which the sum of the cash surrender value of Policies held in the Trust and the fair market value of all other assets in the Trust, as determined by the Trustee, exceeds 110 percent (110%) of the value of vested accrued benefits under the Plans. For purposes of this Trust, "vested accrued benefits" shall mean the sum of (i) all Deferred Benefit Accounts (as defined in the Plans) of Participants, including interest credited at the Retirement Interest Yield (as defined in the Plans), and (ii) the present value of all other projected benefit obligations under the Plans.

          In the event of a "Change of Control", no assets of the Trust Fund shall revert or be repaid to the Company, under any circumstances, until all benefits due under the Plans have been paid pursuant to the terms of the Plans and in accordance with the provisions of paragraph 4.05. For purposes of this Trust, a "Change of Control" shall mean the sale of the Company or substantially all of its assets, in any form whatsoever, including merger, consolidation, or other reorganization or the sale of a substantial portion of the Company or its assets or any substantial change in ownership of the outstanding shares of stock of the Company or which the Company, in its sole discretion, determines to be a change in control under this paragraph.


4.02 Nonalienation of Trust Assets. To the extent permitted by law, the rights or interests of any Participants to any benefits or future payments hereunder shall not be subject to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of any such Participant, nor shall any such Participant have any right to alienate, anticipate, commute, pledge, encumber or assign (either at law or in equity) any of the benefits or rights which he/she may expect to receive (contingently or otherwise) under this Agreement, except as may be required by the tax withholding provisions of the Internal Revenue Code or of a state's income tax act.

4.03 Litigation. Any final judgment that is not appealed or appealable and which may be entered in any action or proceeding regarding this Trust shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

4.04 Trustee's Actions Conclusive. Except as otherwise provided by law, the Trustee's exercise or non-exercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting in accordance with this Agreement will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any proper court.

4.05 Benefit Payments. The Committee from time to time shall direct the Trustee in writing to make distributions of benefits from the Trust Fund that have become payable, but that have not been paid by the Company, under the Plans to Participants, including the amount and manner of payment of any such benefit. If a payment required under the terms of the Plans has not been made to a Participant (whether due to the failure of the Committee to notify the Trustee as required by this paragraph or otherwise), then the Participant may notify the Trustee in writing of the amount (or a reasonable estimate of the amount) owed to him/her pursuant to the Plans, and the date or dates such amount was due and payable. The Trustee shall notify the Committee and the Company within fifteen (15) calendar days of the receipt of such payment request. If the Committee or the Company does not provide the Trustee with a certified statement from either an independent actuary or from any other independent party agreed to by the Trustee, the Committee and the Participant, as to the proper amount due and payable to the Participant within thirty (30) days of the date the Trustee notified the Committee and the Company of the payment request, the Trustee shall make the payment or payments requested by the Participant from the Trust Fund and may conclusively rely on such payment or payments being the appropriate amount. The Trustee shall also notify the Committee and the Company of any such payments. Payment shall be made to a Participant from the Trust Fund in accordance with the terms of the Plans until the earlier of: (i) all benefit commitments due the Participant under the Plans as requested by the Participant in his/her notification to the Trustee, have been satisfied; or (ii) the Committee or the Company provide a certified statement as described above. If a certified statement is so provided, appropriate adjustment, if any, in the amount paid and to be paid to the Participant shall be made. The Trustee shall be fully protected in acting without Committee direction under this paragraph and shall be indemnified and saved harmless as provided in paragraph
     4.08. The Trustee shall make such distributions from the Trust Fund in accordance with the provisions of this paragraph 4.05, subject to the provisions of Article V. If Trust assets are not sufficient to pay the benefits from the Plans, the Company shall make the balance of each such payment when due.

4.06 Missing Persons. If any payment directed to be made by the Trustee from the Trust Fund is not claimed by the person entitled thereto, the Trustee shall notify the Committee of that fact. Neither the Company, the Committee nor the Trustee shall have any obligation to search for or ascertain the whereabouts of any payee under this Trust.

4.07 Liabilities Mutually Exclusive. To the extent permitted by law, the Company, the Trustee, the Committee and each member thereof shall be responsible only for their own acts or omissions.

4.08 Indemnification. To the extent permitted by law, neither the Trustee, any present or former Committee member, nor any person who is or was a director, officer, or employee of the Company, shall be personally liable for any act done, or omitted to be done, in good faith in the administration of this Trust. Any person to whom the Committee or the Company has delegated any portion of its responsibilities under the Trust, any person who is or was a director or officer of the Company, members and former members of the Committee, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to this Trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Company fails to provide such defense after having been requested to do so in writing. The Trustee shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to this Trust) only with respect to liability or claim of liability to which the Trustee shall be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the Trust by the Committee including all expenses reasonably incurred in the Trustee's defense if the Company fails to provide such defense after having been requested to do so in writing.

4.09 Compensation and Expenses. All reasonable costs, charges and expenses incurred by the Trustee pursuant to subparagraph 2.02(g) shall be paid from the Trust Fund to the extent not paid by the Company, and all other reasonable compensation, costs, charges and expenses incurred in the administration of this Trust, as agreed upon between the Committee and the Trustee, will, to the extent not paid by the Company be paid from the Trust Fund; provided that expenses incurred in connection with the sale, investment and reinvestment of the Trust Fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be paid from the Trust Fund.

4.10 Action by the Company. Any action with respect to this Trust required or permitted to be taken by the Company shall be by resolution of its Board of Directors, by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

4.11 Warranty. The Company warrants that all directions or authorizations by the Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plans and this Trust.

4.12 Evidence. Evidence required of anyone under this Agreement shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable.

4.13 Waiver of Notice. Any notice required under this Agreement may be waived by the person entitled to such notice.

4.14 Counterparts. This Agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.

4.15 Gender and Number. Where the context admits, words denoting the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

4.16 Scope of this Agreement. The Plans and this Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee, and their successors and assigns.

4.17 Severability. If any provision of this Agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

4.18 Statutory References. Any references in this Agreement to a section of the Internal Revenue Code shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

4.19 Applicable Law. The Trust shall be construed in accordance with the laws of the State of Illinois.


                           ARTICLE V
                          INSOLVENCY

5.01 Insolvency. The Company shall be considered "Insolvent" for purposes of this Trust if the Company's debts are not paid as they mature or if its affairs become the subject of reorganization or liquidation proceedings as a debtor under federal bankruptcy laws.

5.02 Payments During Insolvency. At all times during the existence of this Trust, assets and rights of the Trust shall be subject to the claims of the Company's general creditors. Therefore, if the Trustee knows that the Company is Insolvent (as defined in paragraph 5.01), the Trustee shall discontinue benefit payments that otherwise would be paid and will deliver or otherwise make available assets of the Trust to satisfy the claims of the Company's creditors as directed by a court of competent jurisdiction. If the Company becomes Insolvent, its Board of Directors and its President shall have the duty to promptly inform the Trustee of the Company's Insolvency. The Committee shall have the same duty if and when it becomes aware that the Company has become Insolvent or upon an inquiry of the Company's solvency by the Trustee. Participants shall not be granted greater rights to the Trust Fund by virtue of their rights under the Plans than other general creditors of the Company, but no provision of the Trust shall diminish the rights of a Participant to pursue his/her rights as a general creditor of the Company with respect to any benefits he/she is entitled to under the Plans, or otherwise. The Trustee shall resume payments of benefits in accordance with the Plans after the Trustee has been notified by the Board of Directors or the President that the Company is no longer Insolvent.

5.03 Trustee's Reliance. Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.


                          ARTICLE VI
            STATEMENT AND ACCOUNTS OF THE TRUSTEE

6.01 The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions under this Agreement. All accounts, books, and records of the Trustee under this Agreement shall be open at all reasonable times to inspection and audit by any person designated by the Company.

6.02 Within sixty (60) days following the close of (i) the date of the removal or resignation of the Trustee or (ii) the close of other periods agreed on by the Trustee and the Company, the Trustee shall file with the Company a written account setting forth a description of all securities and other property purchased and sold, all liabilities incurred, all receipts, disbursements and other transactions effected by it during such period, at their cost and fair market values, and all incurred but unpaid liabilities as of the end of such period. Special reports and accounts shall be provided by the Trustee to the Company on a periodic basis as is mutually agreeable.

6.03 The Company shall review such written accounts within 120 days after receipt. Such accounting shall be deemed approved, and the Trustee shall be released and discharged, as to all items set forth in such account except with respect to any such acts or transactions as to which the Company shall within such 120 day period file written objections with the Trustee.


                          ARTICLE VII
               RESIGNATION OR REMOVAL OF TRUSTEE

7.01 Resignation or Removal of Trustee. The Trustee may resign at any time by giving thirty (30) days advance written notice to the Company and the Committee. The Committee may remove a Trustee by giving written notice to the Trustee and the Company provided that such removal shall not become effective until the time immediately preceding the appointment of a successor Trustee pursuant to paragraph 7.02.

7.02 Successor Trustees. In the event of the resignation or removal of the Trustee, a successor Trustee shall be appointed by the Committee in writing as soon as practicable. Written notice of such appointment shall be given by the Committee to the Company and the predecessor Trustee.

7.03 Duties of Predecessor Trustee and Successor Trustee. A Trustee that resigns or is removed shall promptly furnish to the Committee and the successor Trustee a final account of its administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund and, within thirty
     (30) days after notice of resignation or removal is given, the predecessor Trustee shall deliver the property comprising the Trust Fund to the successor Trustee together with any instruments of transfer, conveyance, assignment and further assurances as the successor Trustee may reasonably require. Each successor Trustee shall have all the powers, rights and duties conferred by this Agreement as if named the initial Trustee. Subject to applicable law, no successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.


                          ARTICLE VIII
                   AMENDMENT AND TERMINATION

8.01 Amendment. This Trust may be amended from time to time by the Company, except as follows:

     (a) The duties and liabilities of the Committee and the Trustee under this Agreement cannot be changed substantially without their consent.

     (b) Under no condition shall any amendment result in the return or repayment to the Company of any portion of the Trust Fund or the income therefrom except to the extent permitted under paragraph 4.01, or result in the distribution of the Trust Fund for any purposes other than payment of obligations of the Company to its creditors, including Participants.

     (c) This Trust may not be amended so as to cause the reduction or cessation of any benefits a Participant would receive under the terms of the Plans nor may the Trust be amended to make the Trust revocable.

8.02 Termination. This Trust shall not terminate, and all the rights, titles, powers, duties, discretions and immunities on or reserved to the Trustee, the Company and the Committee shall continue in effect with respect to the Trust, until all benefits payable to Participants under the Plans have been paid and all assets have been distributed by the Trustee under the Trust and the Plans. Notwithstanding any other provision of this Trust, the Trust shall terminate one day prior to the expiration of a period of twenty-one (21) years after the death of the last to die of employees or directors of the Company who are Participants in the Plans on the day and year first above written. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

  IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed on their behalf and by their respective officers thereunto duly authorized, the day and year first above written.


ACE HARDWARE CORPORATION



ATTEST/WITNESS:  GARY HUNT           By  DAVID F. HODNIK

                                     Its President & COO


Harris Trust & Savings Bank


ATTEST/WITNESS:  IRENE DEMEUR         by HOLLY S. HEEP

                                      Its Vice-President